Exhibit 99

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM THE UNITED STATES, AUSTRALIA, CANADA OR JAPAN OR ANY OTHER JURISDICTION WHERE TO DO SO WOULD BE UNLAWFUL.

FOR IMMEDIATE RELEASE

6 June 2013
Carphone Warehouse Group plc

("Carphone Warehouse" or the "Company")

Symbol: CPW

Proposed acquisition of 50 per cent. interest in New BBED Limited

Publication of Circular and Prospectus

The Board announced on 30 April 2013 that it had conditionally agreed to acquire the 50 per cent. of New BBED Limited that the Company does not already own from Best Buy for a net consideration of £471 million.

In connection with the Acquisition, the Company today announces that the shareholder circular (the "Circular") containing, amongst other things, details of the Acquisition, along with the Prospectus relating to the readmission of the Enlarged Group to the standard listing segment of the Official List and to trading on the London Stock Exchange's main market for listed securities, have today been published and are available on Carphone Warehouse's website at www.cpwplc.com.

The Circular contains a notice of a General Meeting of the Company to be held at the offices of Osborne Clarke, One London Wall, London EC2Y 5EB at 10.00 a.m. on 24 June 2013 for the purposes of approving, amongst other things, the Acquisition.

Subject to the Resolutions being duly passed, it is anticipated subject to satisfaction of other conditions that the Acquisition will be completed on 24 June 2013 with Admission becoming effective at 8.00 a.m. the following business day, 25 June 2013. If these expected dates change, the Company will give notice of the changes in an announcement through a regulatory information service.

Copies of the Circular and the Prospectus will shortly be available for inspection at the Financial Conduct Authority's National Storage Mechanism which can be accessed at www.hemscott.com/nsm.do.

Enquiries:

Carphone Warehouse Group plc

Kate Ferry, Investor Relations Director	+44 774 893 3206
Tim Morris, Company Secretary and General Counsel	+44 208 753 8243

For further information, please visit www.cpwplc.com.

Important notices
Certain statements contained or incorporated in this announcement may constitute "forward-looking statements". In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms "believes", "estimates", "projects", "aims", "plans", "predicts", "prepares", "anticipates", "expects", "intends", "may", "will" or "should" or, in each case, their negative or other variations or comparable terminology, or by discussions of strategy, plans, objectives, goals, future events or intentions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Carphone Warehouse, and/or the Group, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding the Group's present and future business strategies and the environment in which Carphone Warehouse, and/or the Group will operate in the future. These forward-looking statements speak only as at the date of this announcement. Except as required by the FCA, the London Stock Exchange or applicable law (including as may be required by the UKLA Rules), Carphone Warehouse expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this announcement to reflect any change in Carphone Warehouse's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future or are beyond the Group's control. Forward-looking statements are not guarantees of future performance. The Company's actual results of operations, financial condition and the development of the business sector in which the Group operates may differ materially from those suggested by the forward-looking statements contained in this document including, but not limited to, UK domestic and global economic business conditions, market-related risks such as fluctuations in interest rates and exchange rates, the policies and actions of regulatory authorities, the impact of competition, currency changes, inflation, deflation, the timing impact and other uncertainties of future acquisitions or combinations within relevant industries, as well as the impact of tax and other legislation and other regulations in the jurisdictions in which the Group and its affiliates operate. In addition, even if the Company's actual results of operations, financial condition and the development of the business sector in which the Group operates are consistent with the forward-looking statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods. The forward-looking statements contained in this announcement speak only as of the date of this announcement. The Company, the Directors and Credit Suisse expressly disclaim any obligations or undertaking to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by applicable law, the Prospectus Rules, the Listing Rules or the Disclosure and Transparency Rules.

Credit Suisse, which is authorised and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority, is acting for Carphone Warehouse and no-one else in connection with the Acquisition and will not regard any other person (whether or not a recipient of this announcement) as its client in relation to the Acquisition and will not be responsible to anyone other than Carphone Warehouse for providing the protections afforded to its clients nor for the giving of advice in relation to the Acquisition or any other matter or arrangement referred to in this announcement. Apart from the responsibilities and liabilities, if any, which may be imposed on Credit Suisse by the FSMA or the regulatory regime established thereunder, Credit Suisse accepts no responsibility whatsoever for the contents of this announcement, including its accuracy, completeness or for any other statement made or purported to be made by it, or on its behalf, in connection with Carphone Warehouse, the Ordinary Shares, the Acquisition or Admission. Credit Suisse, its subsidiaries, branches and affiliates accordingly disclaim all and any duty, liability and responsibility whether arising in tort, contract or otherwise (save as referred to above) in respect of this announcement or any such statement or otherwise.

Capitalised terms used in the Circular shall have the same meanings in this announcement.

Neither the content of the Company's website nor any website accessible by hyperlinks on the Company's website is incorporated in, or forms part of, this Announcement.